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                                                                 EXHIBIT 5

                                                    October 30, 1995

The Alpine Group, Inc.
1790 Broadway
New York, New York 10019

Dear Sirs:

       We are acting as counsel to The Alpine Group, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-2 with exhibits thereto (the "Registration Statement") filed by the Company under the Securities Act of 1933 (the "Act"), relating to the registration of 160,000 shares (the "Shares") of 8% Cumulative Convertible Senior Preferred Stock, par value $1.00 per share, of the Company, and an indeterminate number of shares of the Company's Common Stock, par value $.10 per share (the "Common Stock"), as may be issuable upon conversion of the Shares.

       As such counsel, we have participated in the preparation of the Registration Statement and have reviewed the corporate proceedings in connection with the issuance of the Shares. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all such corporate records, documents, agreements, and instruments relating to the Company, and certificates of public officials and of representatives of the Company, and have made such investigations of law, and have discussed with representatives of the Company and such other persons such questions of fact, as we have deemed proper and necessary as a basis for the rendering of this opinion.

       Based upon, and subject to, the foregoing, we are of the opinion that the Shares are legally issued, fully paid, and non-assessable, and that if and when the Shares are converted into shares of Common Stock in accordance with the terms of the Shares, and assuming no change in the pertinent facts or applicable law, such shares of Common Stock issued upon such conversion will be legally issued, fully paid, and non-assessable.

       We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm under the caption, "Legal Matters," in the Prospectus contained in the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                                    Very truly yours,

                                                    /s/ Proskauer Rose Goetz
                                                        & Mendelsohn LLP